Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-23221) of Washington Mutual, Inc. of our report dated January 22, 1997, except as to Note 28, which is as of March 7, 1997 relating to the consolidated financial statements, appearing on page 105 of Great Western Financial Corporation, which appears on page 62 of the Washington Mutual, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




Los Angeles, California
October 1, 1998